                                                                    EXHIBIT 99.1

NEWS RELEASE

SUBJECT:   HAVERTY  FURNITURE
           REPORTS  EARNINGS  FOR  2003

--------------------------------------------------------------------------------

ATLANTA, GEORGIA, FEBRUARY 12, 2004 -- HAVERTY FURNITURE COMPANIES, INC. (NYSE:
HVT and HVT.A) today reported earnings for the fourth quarter and the year ended December 31, 2003. Earnings for the fourth quarter, before the cumulative effect of a change in accounting principle, were $9.8 million, or $0.43 per share, compared with $7.9 million, or $0.36 per share in the fourth quarter of 2002, a 24.1% and 19.4% increase, respectively. Earnings before the cumulative effect of a change in accounting principle for the 2003 year were $24.3 million, or $1.08 per share, compared with $24.3 million, or $1.10 per share for 2002.

On December 31, 2003, Havertys adopted FASB Interpretation No. 46 (FIN 46) that requires the consolidation of the entity that holds the lease on a distribution center and four retail locations used by the Company. Upon adoption of the new standard, Havertys consolidated $22.1 million of assets, $19.5 million of long-term debt, $1.6 million of long-term liabilities and recorded a positive non-cash adjustment to earnings for the cumulative effect of a change in accounting principle of $1.0 million, or $0.05 per share for the year. Accordingly, net income for 2003 was $25.3 million or $1.13 per share.

As previously reported, sales for the fourth quarter were $205.3 million, or 8.9% greater than the sales in the corresponding quarter in 2002. Sales for the year increased 5.8% to $744.6 million from $704.0 million in 2002. Comparable-store sales in 2003 increased 5.7% for the fourth quarter and 1.0% for the year.

The income statement for the fourth quarter contains a reclassification between selling, general and administrative expenses (SG&A) and cost of goods sold, as a result of Emerging Issues Task Force (EITF) Issue 02-16. Vendor rebates of $0.8 million earned based on sales of certain products were reclassified out of advertising (an increase in net advertising) and into cost of sales. This reclassification increased both gross profit margins and SG&A expenses for the quarter by 0.40% of sales. There is not a corresponding entry for the prior-year periods, so readers must bear this in mind as they compare the cost of sales, gross profit and SG&A line items between periods.

Clarence H. Smith, president and chief executive officer said, "The continued success of Havertys(R) Collections and greater emphasis on consistent pricing yielded better than expected gross profit margins. We used more promotional credit offers in the fourth quarter as a competitive tool, and reduced the level of percentage-off price promotions during sales events.

"As we commented in our December sales release, SG&A costs were below last year as a percent of sales, but higher than originally anticipated. In addition to the cost of the additional credit promotions, we had not gained all of the savings anticipated from our new distribution methods. Our quick delivery capabilities are a competitive strength and better efficiencies will be achieved as we refine the process for optimal frequency of deliveries to local markets and the most economical routing of home deliveries.


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NEWS RELEASE - February 12, 2004                                          Page 2
HAVERTY FURNITURE COMPANIES, INC. and SUBSIDIARIES


"Inventories have been reduced by $7.1 million, or 6.2% compared to last year largely due to the consolidation of local market warehouses and improved supply chain management. The outsourcing of the additional and more promotional credit offers resulted in a continued reduction in our own accounts receivable and further contributed to the $80.9 million of cash provided by operating activities.

"We paid down $30.1 million of debt during 2003, employed $21.2 million in capital expenditures and purchased $6.7 million in assets that were previously leased. Our cash and cash equivalents increased $27.8 million for the year.

"We expect to begin construction of our new Florida Distribution Center in Lakeland later this month and expect to open this new hub in October. We have been growing our Florida store base in recent years and are excited to have this additional infrastructure coming on line to more efficiently serve our customers in this important region."

Havertys is a full-service home furnishings retailer with 113 showrooms in 15 southern and central states providing its customers with a wide selection of quality merchandise in middle- to upper-middle price ranges. Additional information is available on the Company's website at www.havertys.com.

This release includes forward-looking statements, which are subject to risks and uncertainties. Factors that might cause actual results to differ materially from future results expressed or implied by such forward-looking statements include, but are not limited to, general economic conditions, the consumer spending environment for large ticket items, competition in the retail furniture industry and other uncertainties detailed from time to time in the Company's reports filed with the SEC.

The company will sponsor a conference call Thursday, February 12, 2004 at 10:00 a.m. Eastern Time to review the fourth quarter and year end. Listen-only access to the call is available via the web at havertys.com (For Investors) and at streetevents.com (Individual Investor Center), both live and for a limited time, on a replay basis.


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NEWS RELEASE - February 12, 2004                                          Page 3
HAVERTY FURNITURE COMPANIES, INC. and SUBSIDIARIES


                   Condensed Consolidated Statements of Income
                  (Amounts in thousands except per share data)
                                   (Unaudited)

                                                   Quarter Ended                Year Ended
                                                    December 31,               December 31,
                                              -----------------------     -----------------------
                                                 2003          2002          2003          2002
                                              ---------     ---------     ---------     ---------
Net sales                                     $ 205,269     $ 188,434     $ 744,635     $ 703,959
Cost of goods sold                              101,994        96,052       378,985       364,527
                                              ---------     ---------     ---------     ---------
      Gross profit                              103,275        92,382       365,650       339,432

Credit service charges                            1,380         2,369         6,392         9,051
                                              ---------     ---------     ---------     ---------
      Gross profit and other revenue            104,655        94,751       372,042       348,483

Expenses:
      Selling, general and administrative        88,772        81,670       329,621       304,016
      Interest                                      689         1,235         3,872         6,561
      Provision for doubtful accounts               248           402         1,979         3,180
      Other (income) expense, net                  (688)       (1,249)       (2,155)       (4,177)
                                              ---------     ---------     ---------     ---------
       Total expenses                            89,021        82,058       333,317       309,580
                                              ---------     ---------     ---------     ---------
      Income before income taxes
       and cumulative effect of a
       change in accounting principle            15,634        12,693        38,725        38,903

Income taxes                                      5,785         4,759        14,444        14,588
                                              ---------     ---------     ---------     ---------
      Income before cumulative effect of a
       change in accounting principle             9,849         7,934        24,281        24,315
      Cumulative effect of a change
       in accounting principle                    1,050            --         1,050            --
                                              ---------     ---------     ---------     ---------
      Net income                              $  10,899     $   7,934     $  25,331     $  24,315
                                              =========     =========     =========     =========


Weighted average common shares - basic           22,288        21,760        21,992        21,624
Weighted average diluted common shares           23,080        21,942        22,437        22,145

Basic earnings per share:
      Income before cumulative effect of a
       change in accounting principle         $    0.44     $    0.36     $    1.10     $    1.12
      Cumulative effect of a change
       in accounting principle                     0.05            --          0.05            --
                                              ---------     ---------     ---------     ---------
      Net income                              $    0.49     $    0.36     $    1.15     $    1.12
                                              =========     =========     =========     =========
Diluted earnings per share:
      Income before cumulative effect of a
       change in accounting principle         $    0.43     $    0.36     $    1.08     $    1.10
      Cumulative effect of a change
       in accounting principle                     0.04            --          0.05            --
                                              ---------     ---------     ---------     ---------
      Net income                              $    0.47     $    0.36     $    1.13     $    1.10
                                              =========     =========     =========     =========


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NEWS RELEASE - February 12, 2004                                          Page 4
HAVERTY FURNITURE COMPANIES, INC. and SUBSIDIARIES


                      Condensed Consolidated Balance Sheets
                             (Amounts in thousands)
                                   (Unaudited)

                                                         Year Ended December 31,
                                                           2003           2002
                                                         --------       --------
Assets
      Cash and cash equivalents                          $ 31,591       $  3,764
      Accounts receivable,
       net of allowance                                    97,654        126,074
      Inventories at LIFO cost                            106,264        113,328
      Other current assets                                 20,976         22,794
                                                         --------       --------
       Total Current Assets                               256,485        265,960

      Property and equipment, net                         171,546        134,203
      Other assets                                          5,171          6,811
                                                         --------       --------
                                                         $433,202       $406,974
                                                         ========       ========


Liabilities and Stockholders' Equity
      Notes payable to banks                             $     --       $     --
      Accounts payable and
       accrued expenses                                    90,668         89,252
      Current portion of long-term debt                    13,528         12,677
                                                         --------       --------
           Total Current Liabilities                      104,196        101,929

      Long-term debt and capital
       lease obligations                                   65,402         69,821
      Other liabilities                                    10,868         10,343
      Stockholders' equity                                252,736        224,881
                                                         --------       --------
                                                         $433,202       $406,974
                                                         ========       ========



Note: Certain prior-year amounts have been reclassified to conform to the 2003 financial statement presentation.


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NEWS RELEASE - February 12, 2004                                          Page 5
HAVERTY FURNITURE COMPANIES, INC. and SUBSIDIARIES


                 Condensed Consolidated Statements of Cash Flows
                             (Amounts in thousands)
                                   (Unaudited)

                                                              Year Ended December 31,
                                                                 2003         2002
                                                               --------     --------
OPERATING ACTIVITIES
Net Income                                                     $ 25,331     $ 24,315
Adjustments to reconcile net income to net cash provided by
   operating activities:
      Cumulative effect of a change in accounting principle      (1,050)          --
      Depreciation and amortization                              17,199       15,903
      Provision for doubtful accounts                             1,979        3,180
      Deferred income taxes                                         851        3,552
      (Gain) loss on sale of property and equipment                (316)      (4,580)
                                                               --------     --------
                                                   Subtotal      43,994       42,370

Changes in operating assets and liabilities                      36,856       42,885
                                                               --------     --------

                  NET CASH PROVIDED BY OPERATING ACTIVITIES      80,850       85,255
                                                               --------     --------

INVESTING ACTIVITIES
Capital expenditures                                            (21,203)     (45,455)
Purchase of assets in operations previously under leases         (6,688)          --
Proceeds from sale-leaseback transaction                             --       41,485
Proceeds from sale of property and equipment                      2,895        8,280
Other investing activities                                          (14)        (782)
                                                               --------     --------

        NET CASH (USED IN) PROVIDED BY INVESTING ACTIVITIES     (25,010)       3,528
                                                               --------     --------

FINANCING ACTIVITIES
Decrease in borrowings under revolving credit facilities        (15,900)     (74,100)
Payments on long-term debt and capital lease obligations        (14,217)     (11,371)
Treasury stock acquired                                            (155)          --
Proceeds from exercise of stock options                           7,247        5,494
Dividends paid                                                   (5,076)      (4,684)
Other financing activities                                           88       (1,085)
                                                               --------     --------

                      NET CASH USED IN FINANCING ACTIVITIES     (28,013)     (85,746)
                                                               --------     --------

INCREASE IN CASH AND CASH EQUIVALENTS                            27,827        3,037

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                    3,764          727
                                                               --------     --------

CASH AND CASH EQUIVALENTS AT END OF YEAR                       $ 31,591     $  3,764
                                                               ========     ========

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                Contact:   Dennis L. Fink, EVP & CFO or
                           Jenny Hill Parker, VP, Secretary & Treasurer
                           (404) 443-2900